                                                                  EXHIBIT 99.D21


                             Representative Sample



                        RESTRICTED STOCK AWARD AGREEMENT
             with respect to an award of Restricted Stock under the
                      PTEK HOLDINGS, INC. 1998 STOCK PLAN

     1. Grant of Shares. PTEK Holdings, Inc. (the "Company") grants to the Grantee named on the signature page hereto (the "Grantee"), in exchange for certain stock options tendered to the Company by the Grantee in accordance with that certain Offer to Purchase, dated November 29, 2001 (the "Offer to Purchase"), and subject to the restrictions and the other terms and conditions set forth in the PTEK Holdings, Inc. 1998 Stock Plan (the "Plan") and in this agreement (this "Agreement"), the number of shares of the Company's $.01 par value common stock indicated on the signature page hereto (the "Shares"). The Shares are granted as of December 28, 2001 (the "Date of Grant"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

     2. Restrictions. The Shares are subject to the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed under this Section 2, which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered (a "transfer") until the expiration of the Restricted Period (as defined in Section 3 below) with respect to such Restricted Shares, and any transfer or attempted transfer shall be null and void and of no effect whatsoever; provided, however, that Restricted Shares may be pledged to the Company. If the Grantee's employment with the Company terminates during the Restricted Period for any reason other than as set forth in subsection (b) of Section 3 below, then the Grantee shall forfeit all of the Grantee's right, title and interest in and to the Restricted Shares as of the date of such termination and such Restricted Shares shall be reconveyed to the Company as of the date of such termination without further consideration or any act or action by the Grantee. The restrictions imposed under this Section 2 shall apply to all shares of the Company's common stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Company.

     3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 above (but not the restrictions imposed under Section 4 below) will expire on the earliest to occur of the following dates (the period prior to such expiration being referred to herein as the "Restricted Period"):

     (a) on the vesting dates and with respect to the number of Restricted Shares set forth on Schedule A attached hereto, provided that on such date the Grantee is an employee of the Company or any of its subsidiaries; and

     (b) with respect to all of the Restricted Shares, on the date of death or Permanent and Total Disability of the Grantee.

     4. Blackout Period. Separate and apart from the restrictions imposed under Section 2 above, for a period of twelve (12) months after the Date of Grant (the "Blackout Period"), the Grantee may not transfer any of the Shares, except as provided in subsections (a) and (b) below:

     (a) Tax Withholding. Vested Shares (i.e., Shares that have ceased to be Restricted Shares under Section 3 above) may be sold to satisfy tax withholding obligations as provided in Section 10(b) below; provided, however, that no vested Shares may be sold during the Blackout Period to pay taxes due with respect to a Section 83(b) election pursuant to Section 10(a) below. If the Grantee elects to sell vested Shares to satisfy tax withholding obligations, the Grantee shall complete and sign such documents as requested by the Company in order to sell such vested Shares, and all such vested Shares shall be sold through a brokerage firm designated by the Company (the "Designated Broker").

     (b) Financial Hardship. The 1998 Plan Committee or senior management of the Company may, in its or their sole discretion, permit other sales of vested Shares during the Blackout Period in the event of a severe financial hardship of the Grantee.

     5. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during the Restricted Period.

     6. Delivery of Shares. The Shares will be issued in the name of the Grantee as Restricted Shares and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period, such certificate shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:

     This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Agreement dated December 28, 2001 between the registered owner of the shares represented hereby and PTEK Holdings, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the office of PTEK Holdings, Inc.

The Grantee shall deposit with the Company a stock power, or powers, executed in blank and sufficient to reconvey the Restricted Shares to the Company upon any forfeiture of the Restricted Shares, in accordance with the provisions of this Agreement. Stock certificates for vested Shares, without the above legend, shall be delivered to an account in the name of the Grantee with the Designated Broker as soon as practicable after such Shares cease to be Restricted Shares, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares, and the Grantee will not transfer the vested Shares from his or her account with the Designated Broker to the Grantee or the Grantee's designee until the Required Withholding with respect to such Shares has been satisfied pursuant to Section 10(b) below and the Blackout Period has expired.

     7. Nontransferability. This Agreement and all rights hereunder are nontransferable and nonassignable by the Grantee, other than by the last will and testament of the Grantee or the laws of descent and distribution, unless the Company consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

     8. Plan Terms Incorporated. The terms contained in the Plan are incorporated into and made a part of this Agreement, including without limitation the antidilution provisions of Section 5.2 of the Plan, and this Agreement shall be governed by and construed in accordance with the Plan.

     9. No Implied Rights or Obligations. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee's employment with the Company or any of its Subsidiaries at any time, nor confer upon the Grantee any right to continue as an employee of the Company or any of its Subsidiaries.

     10.  Tax Matters.

     (a) The Grantee may make an election to be taxed upon the grant of his or her Shares under Section 83(b) of the Internal Revenue Code of 1986, as amended. To effect such election, the Grantee must file an appropriate election with the Internal Revenue Service within thirty (30) days after the grant of the Shares and otherwise in accordance with applicable Treasury Regulations.

     (b) The Grantee shall be required to pay or reimburse the Company for any taxes or other amounts that the Company determines are required to be withheld under federal, foreign, state or local law in connection with the grant of the Shares or the lapse of the restrictions imposed under Section 2 above (the "Required Withholding"). The Grantee may satisfy the Required Withholding by either (i) delivering a check to the Company for the full Required Withholding,
(ii) authorizing the sale, through the Designated Broker, of a number of vested Shares having an aggregate value as of the date(s) of sale equal to the Required Withholding, or (iii) a combination of such methods. Due to fluctuations in demand for the Company's stock in the securities markets, the Designated Broker may have to sell the vested Shares in a series of transactions over a period of days or weeks. The number of vested Shares that will ultimately be sold to satisfy the Required Withholding will depend upon the price of the Company's stock on the actual sale date(s). The Designated Broker will remit the net proceeds of any such sale to the Company in an amount equal to the Required Withholding, and any proceeds from the sale of a fractional share in excess of the Required Withholding will be deposited into the brokerage account of the Grantee with the Designated Broker. The Grantee will pay the brokerage fees of the Designated Broker in connection with such sales as well as any other costs of sale. The obligations of the Company under this Agreement will be conditioned on such payment of the Required Withholding, and the Company and its Subsidiaries will, to the extent permitted by law, have the right to deduct any unpaid Required Withholding from any payment of any kind otherwise due to the Grantee, including without limitation salary and/or bonus.

     11. Amendment. This Agreement may not be amended except by a writing signed by the Company and the Grantee.

     12. Heirs and Successors. Subject to Section 7 above, this Agreement and all terms and conditions hereof shall be binding upon the Company and its successors and assigns, and upon the Grantee and his heirs, legatees and legal representatives.

     13. Severability. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     14. Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

     If to the Company:        PTEK Holdings, Inc.
                               3399 Peachtree Road, N.E.
                               The Lenox Building, Suite 600
                               Atlanta, Georgia  30326
                               Attn: Director of Stock Management

or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.

     15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     IN WITNESS WHEREOF, PTEK Holdings, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Grantee has executed this Agreement, all as of December 28, 2001.

                                  PTEK HOLDINGS, INC.

                                  By: _______________________
                                      Patrick G. Jones
                                      Executive Vice President



     I hereby accept the grant of Shares in accordance with and subject to the terms and conditions set forth above.

     I agree that any Shares received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws.

                                  GRANTEE:

                                  ________________________________
                                  [Name]


                                  Number of Shares: ______________

                                  Schedule A
                      to Restricted Stock Award Agreement

First Name  Last Name      SSN or ID:
Address
City, State  Zip
Country

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                                                                                               Restricted
                                                                                               Shares: To
         Grant or     Option                     Options     Options        Restricted         follow vesting      Total
Option   Repricing    Exercise     Options       Vested on   Unvested on    Shares: To vest    of tendered         Restricted
Number   Date         Price        Outstanding   12/28/01    12/28/01       on 12/29/01        options             Shares
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTALS:
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

Restricted Shares are subject to a blackout period ending December 28, 2002, as described in the Offer to Purchase.

                                   Schedule A
                      to Restricted Stock Award Agreement



First Name  Last Name             SSN or ID:
Address
City, State  Zip
Country
                         Post-Exchange Vesting Schedule

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       Option#:                   Option#:                   Option#:                   Option#:                   Option#:
-----------------------------------------------------------------------------------------------------------------------------------
Vest Date     # Shares     Vest Date     # Shares     Vest Date     # Shares     Vest Date     # Shares     Vest Date     # Shares
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total Shrs:                Total Shrs:                Total Shrs:                Total Shrs:                Total Shrs:

-----------------------------------------------------------------------------------------------------------------------------------
       Option#:                   Option#:                   Option#:                   Option#:                   Option#:
-----------------------------------------------------------------------------------------------------------------------------------
Vest Date     # Shares     Vest Date     # Shares     Vest Date     # Shares     Vest Date     # Shares     Vest Date     # Shares
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total Shrs:                Total Shrs:                Total Shrs:                Total Shrs:                Total Shrs:


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                ASSIGNMENT OF INVESTMENT SECURITY (STOCK POWER)
                          (Separate from Instrument)

     FOR VALUE RECEIVED, the undersigned does hereby sell, assign, transfer and deliver herewith the following described investment security, registered in the name of the undersigned on the books of the issuer thereof, unto PTEK Holdings, Inc., a Georgia corporation.

                      DESCRIPTION OF INVESTMENT SECURITY
                      ----------------------------------

Name of Issuer: PTEK Holdings, Inc., a Georgia corporation

Class of Security: Common Stock

Certificate No. _______________________

Number of Shares: _____________________

     The undersigned does hereby irrevocably constitute and appoint the Secretary of the issuer attorney-in-fact to transfer the above described investment security, with full power of substitution and transfer, and the undersigned does hereby direct Transfer Agent thereof to cancel and release registration in the name of the undersigned.

     Date: ___________________, _______

                                         Signature: ____________________________

                                         (Signature must correspond with name
                                         as registered and written on the above
                                         investment security.)

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